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                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT

                  Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:


1. The name of the corporation is SOUTH CAROLINA ELECTRIC & GAS COMPANY.


2.       On                    , the corporation adopted the following
Amendment(s) of its Articles of Incorporation:

                                 NOT APPLICABLE


3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows:

         (a) The number of redeemable shares of the corporation reacquired by redemption or purchase is 9,407 itemized as follows:

          Class                                 Series             No. of Shares

 Cumulative Preferred Stock ($50 par value)     4.50%                    1,600
 Cumulative Preferred Stock ($50 par value)     4.60% (Series A)         1,842
 Cumulative Preferred Stock ($50 par value)     5.125%                   2,000
 Cumulative Preferred Stock ($50 par value)     6.00%                      565
 Cumulative Preferred Stock ($50 par value)     4.60% (Series B)        3,400

         (b) The aggregate number of issued shares of the corporation after giving effect to such cancellation is 41,656,443, itemized as follows:

         Class                                    Series           No. of Shares

Cumulative Preferred Stock ($50 par value)        5%                   125,209
      "          "         "          "           4.60%                      0
      "          "         "          "           4.50%                 12,800
      "          "         "          "           4.60% (Series A)      20,052
      "          "         "          "           5.125%                68,000
      "          "         "          "           4.60% (Series B)      61,200
      "          "         "          "           6%                    73,035
      "          "         "          "           9.40%                      0
      "          "         "    ($100 par value)  8.12%                      0
      "          "         "          "           7.70%                      0
      "          "         "          "           8.40%                      0
      "          "         "     ($50 par value)  8.72%                      0
      "          "              ($100 par value) 6.52%              1,000,000

Common Stock ($4.50 par value)                    ------            40,296,147
                                                                    ----------
                                                                    41,656,443

         (c) The amount of the stated capital of the corporation after giving effect to such cancellation is $299,347,461.50.


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         (d)      The number of shares which the  corporation  has  authority to issue after giving effect to such cancellation is 56,450,296, itemized as follows:

                  Class                              Series        No. of Shares

 Cumulative Preferred Stock ($50 par value)          5%                 125,209
       "          "         "          "             4.60%                    0
       "          "         "          "             4.50%               12,800
       "          "         "          "             4.60% (Series A)    20,052
       "          "         "          "             5.125%              68,000
       "          "         "          "             4.60% (Series B)    61,200
       "          "         "          "             6%                  73,035
       "          "         "          "             9.40%                    0
       "          "         "    ($100 par value)    8.12%                    0
       "          "         "          "             7.70%                    0
       "          "         "          "             8.40%                    0
       "          "         "    ($50 par value)     8.72%                    0
       "          "         "    ($100 par value)    6.52%            1,000,000


 Serial Preferred Stock  ($50 par value)  (1 vote)                      640,000
 Serial Preferred Stock  ($100 par value) (1 vote)                    1,750,000
 Serial Preferred Stock  ($25 par value)  (1/4 vote)                  2,000,000
 Serial Preferred Stock  ($50 par value)  (1/2 vote)                    700,000
 Common Stock  ($4.50 par value)                                     50,000,000
                                                                     ----------
                                                                     56,450,296


                    --
4.       (a)      |__|     Amendment(s) adopted by shareholder action.

                  At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

        Number of      Number of         Number of Votes    Number of Undisputed
Voting  Outstanding    Votes Entitled    Represented at     Shares Voted
Group   Shares         to be Cast        the meeting        For          Against
-----   -------------  ----------------  -----------------  --------------------



         (b) |XX| The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Sections 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code,
         as amended, and shareholder action was not required.


5. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of the acceptance for filing by the Secretary of State (See Section 33-1-230(b)):


                                 SOUTH CAROLINA ELECTRIC & GAS COMPANY



Date:  March 1, 2000              By:__________________________________________
                                                        Secretary